Exhibit 23.3

CONSENT OF MICHAEL STEINMANN, P. GEO.

To:         British Columbia Securities Commission

United States Securities and Exchange Commission

Re:                             Expert Consent for Annual Information Form

Technical reports entitled:

1.              “Technical Report for the Quiruvilca Property, La Libertad, Peru” dated effective July 31, 2007 relating to the Quiruvilca property;

2.              “43-101 Technical Report — Huaron Property, Cerro de Pasco, Peru” dated effective December 31, 2006 relating to the Huaron property;

3.              “Technical Report for the La Colorada Property, Zacatecas, Mexico” dated effective September 30, 2007 relating to the La Colorada property;

4.              “Manatial-Espejo Project Canadian Standard NI 43-101, Santa Cruz Province, Argentia” dated March 2006 relating to the Manantial Espejo property;

5.              “Feasibility Study Volume I — NI 43-101 Technical Report for Alamo Dorado Project, Alamos, Sonora, Mexico” dated March 31, 2005 relating to the Alamo Dorado property;

6.              “Technical Report for the San Vincente Mine Expansion Project, Potosi Bolivia” dated effective June 6, 2007 relating to the San Vincente property;

7.              “Morococha Property Technical Report, Yauli Province, Peru” dated effective December 30, 2007 relating to the Morococha property; and

8.              “Pan American Silver Corp. Navidad Project, Chubut Province, Argentine: Preliminary Assessment” and dated January 14, 2011;

(collectively, the “Technical Reports”)

were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects by Michael Steinmann, P. Geo., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports, mineral resource and mineral reserve estimates and other scientific and technical information relating solely to the Corporation by the Corporation in the annual information form of the Corporation, dated March 22, 2012 (the “AIF”) and in the Annual Report on Form  40-F of the Corporation, dated March 22, 2012 (the “40-F”).  The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-149580) and in the Registration Statement on Form F-10 (File No. 333-164752) of the references to my name and the above mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports.

Dated this 22nd day of March , 2012.

/s/ Michael Steinmann
Michael Steinmann, P. Geo.